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                                  EXHIBIT 31.1
                                 CERTIFICATIONS


I, Tydus Richards, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of PivX Solutions, Inc.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respect the financial condition, results of operations and cash flows of PivX Solutions, Inc. as of, and for, the periods presented in this quarterly report.

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for PivX Solutions, Inc. I have recently commenced employment with PivX Solutions, Inc.. We are planning the following:

     a) to design such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     b) to evaluate the effectiveness of PivX Solutions, Inc's disclosure controls and procedures as of a date within 90 days prior to our annual report for the year ending December 31, 2006 (the "Evaluation Date"); and

     c) to provide conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have not identified and evaluated all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls.

6. I have not identified any fraud, whether or not material, that involves management or other employees who have a significant role in PivX Solutions, Inc.'s internal controls.

7. I am in the process of implementing significant internal controls relating to our business. I am not ware of any significant changes in internal controls which significantly affect internal controls previously in place by management.


Date: June 10, 2005               /s/ Tydus Richards
                                  -------------------------
                                  Tydus Richards
                                  Chief Executive Officer
                                  Chairman of the Board



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